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                                                                    EXHIBIT 4(a)






                                 CERTIFICATE OF
                               LIMITED PARTNERSHIP
                                       FOR
                          ATLAS AMERICA PUBLIC #10 LTD.


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Microfilm Number             Filed with the Department of State on  JUL 05 2001
                 -----------                                       -------------

Entity Number    3013936                   /s/ Kim Pizzingrilli
             --------------  ---------------------------------------------------
                                       Secretary of the Commonwealth


                      CERTIFICATE OF LIMITED PARTNERSHIP
                            DSCB:15-8511 (Rev 90)

        In compliance with the requirements of 15 Pa.C.S. Section 8511 (relating to certificate of limited partnership), the undersigned desiring to form a limited partnership, hereby certifies that:

1.  The name of the limited partnership is: ATLAS AMERICA PUBLIC #10 LTD.

2. The (a) address of this limited partnership's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

    (a) 311 ROUSER ROAD,        MOON TOWNSHIP   PA      15108   ALLEGHENY
        ------------------------------------------------------------------------
        Number and Street       City            State   Zip     County

    (b) c/o
                N/A
        ------------------------------------------------------------------------
        Number of Commercial Registered Office Provider         County

    For a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited partnership is located for venue and official publication purposes.

3.  The name and business address of each general partner of the partnership is:

                NAME                            ADDRESS

    ATLAS RESOURCES, INC.               311 ROUSER ROAD, P.O. BOX 611
                                        MOON TOWNSHIP, PA 15108

4.  (Check, and if appropriate complete, one of the following):

    /X/ The formation of the limited partnership shall be effective upon filing this Certificate of Limited Partnership in the Department of State.

    / / The formation of the limited partnership shall be effective on:
                   at
        ----------    ----------------
           Date             Hour

        IN TESTIMONY WHEREOF, the undersigned general partner(s) of the limited partnership has (have) executed this Certificate of Limited Partnership this 30th day of July, 2001.
                ------      ------

-----------------------------           ATLAS AMERICA PUBLIC #10 LTD.
         (Signature)                    By:     ATLAS RESOURCES, INC.
                                                Managing General Partner

                                        /s/ Louis Tierno, Jr.
-----------------------------           ---------------------------------
         (Signature)                    Louis Tierno, Jr., Controller and
                                        Assistant Secretary